Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 15, 2022, Cannae Holdings, Inc. (“Cannae”, the “Company”, “we” or “our”) completed the disposition of its ownership interests in Optimal Blue Holdco, LLC, a Delaware limited liability company (“Optimal Blue”), to Black Knight, Inc., a Delaware corporation (“Black Knight”) and its subsidiaries (the “Optimal Blue Disposition”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of February 15, 2022, by and among Black Knight, Cannae, and Optimal Blue, among others. In conjunction with the Optimal Blue Disposition, Cannae received aggregate consideration of (y) $144.5 million in cash and (z) 21.8 million shares of common stock, par value $0.0001 per share (the “DNB Shares”), of Dun & Bradstreet Holdings, Inc., a Delaware corporation (“DNB”). Following the consummation of the Optimal Blue Disposition, Cannae no longer has any ownership interest in the Class A Units of Optimal Blue.

We account for our historical ownership interests in Optimal Blue and DNB under the equity method of accounting and will continue to account for our ownership interests in DNB under the equity method of accounting subsequent to the Optimal Blue Disposition.

The following tables present information about the Company’s financial condition and results of operations, after giving effect to the Optimal Blue Disposition.

The information under ‘‘Summarized Pro Forma Balance Sheet Information’’ in the table below assumes the Optimal Blue Disposition was completed on September 30, 2021.

The information under ‘‘Summarized Pro Forma Statement of Operations Information’’ in the tables below gives effect to the pro forma results for the nine months ended September 30, 2021 and year ended December 31, 2020 assuming the Optimal Blue Disposition occurred on September 15, 2020, the date the Company first acquired its ownership interest in Optimal Blue.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the Company after the Optimal Blue Disposition, does not necessarily reflect what the Company’s financial condition or results of operations would have been had the investment occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors including, but not limited to, the impact that our estimated basis in the DNB Shares may have had on our accounting for historical one-time transactions unrelated to the Optimal Blue Disposition under the closing date assumption used herein and the completion of our accounting for our ownership interest in Optimal Blue through the date of the Optimal Blue Disposition in calculating the estimated gain. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

The information presented below was derived from our consolidated financial statements and should be read together with such consolidated financial statements of Cannae, including the related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020.

Summarized Pro Forma Balance Sheet Information, in millions (unaudited):

	September 30, 2021
	Historical Cannae	Adjustments for Optimal Blue Disposition (1)	Pro Forma Cannae
ASSETS
Current assets:
Cash and cash equivalents (2)	$234.2	$133.9	$368.1
Other current assets	91.8	—	91.8

Total current assets	326.0	133.9	459.9
Equity securities, at fair value	1,241.7	—	1,241.7
Investments in unconsolidated affiliates (3)	2,268.2	132.8	2,401.0
Other non-current assets	477.6	—	477.6

Total assets	$4,313.5	$266.7	$4,580.2

LIABILITIES AND EQUITY
Current liabilities (4)	$176.6	$54.5	$231.1
Deferred tax liability (5)	190.1	1.8	191.9
Other long term liabilities	439.0	—	439.0

Total liabilities	805.7	56.3	862.0
Equity:
Retained earnings (6)	1,752.1	210.4	1,962.5
Additional paid-in capital	1,883.7	—	1,883.7
Less: Treasury stock, at cost	(117.6)	—	(117.6)
Accumulated other comprehensive loss	(18.8)	—	(18.8)

Total Cannae shareholders’ equity	3,499.4	210.4	3,709.8
Noncontrolling interests	8.4	—	8.4

Total equity	3,507.8	210.4	3,718.2

Total liabilities and equity	$4,313.5	$266.7	$4,580.2

(1)	All adjustments represent Transaction Accounting Adjustments as defined by Regulation S-X 11-02.
(2)	Adjustment represents the $144.5 million of cash consideration received, net of $10.6 million for the cash portion of the carried interest expense paid to the Company’s external manager.
(3)

Adjustment represents an increase of $403.0 million for the fair value of the shares of DNB received as consideration as of February 15, 2021, net of the shares paid to our external manager as partial payment for carried interest expense on the sale. The increase was partially offset by a decrease of $270.2 million related to the derecognition of the Company’s investment in Optimal Blue at book value.

(4)	Adjustment represents the estimated tax liability at the Company’s statutory rate resulting from the gain on the transaction, net of expenses incurred.
(5)	Adjustment represents the derecognition of the Company’s deferred tax asset for Optimal Blue.
(6)	Adjustment represents the net impact to equity which approximates the gain recorded on the transaction, net of expenses recorded.

Summarized Pro Forma Statement of Operations Information, in millions (unaudited):

	Nine months ended September 30, 2021
	Historical Cannae	Adjustments for Optimal Blue Disposition (1)	Pro Forma Cannae
Revenues:
Restaurant revenue	$532.3	$—	$532.3
Other operating revenue	28.0	—	28.0

Total operating revenues	560.3	—	560.3
Operating expenses:
Cost of restaurant revenue	462.8	—	462.8
Other operating expenses (2)	194.5	1.3	195.8

Total operating expenses	657.3	1.3	658.6

Operating loss	(97.0)	(1.3)	(98.3)

Other income (expense):
Interest, investment and other income	20.1	—	20.1
Interest expense	(6.9)	—	(6.9)
Recognized losses, net	(224.7)	—	(224.7)

Total other expense	(211.5)	—	(211.5)

Loss before income taxes and equity in earnings of unconsolidated affiliates	(308.5)	(1.3)	(309.8)
Income tax (benefit) expense (3)	(47.4)	1.4	(46.0)

Loss before equity in earnings of unconsolidated affiliates	(261.1)	(2.7)	(263.8)
Equity in earnings of unconsolidated affiliates (4)	86.5	7.8	94.3

Net (loss) earnings	(174.6)	5.1	(169.5)
Less: Net earnings attributable to non-controlling interests	3.1	—	3.1

Net (loss) earnings attributable to Cannae Holdings, Inc. common shareholders	$(177.7)	$5.1	$(172.6)

Earnings per share
Net loss per share, basic	$(1.97)		$(1.91)

Net loss per share, diluted	$(1.97)		$(1.91)

Weighted Average Shares Outstanding
Weighted average shares outstanding Cannae Holdings, Inc. common stock, basic	90.3		90.3

Weighted average shares outstanding Cannae Holdings, Inc. common stock, diluted	90.4		90.4

(1)	All adjustments represent Transaction Accounting Adjustments as defined by Regulation S-X 11-02.
(2)

Adjustment represents an increase in the management fees payable to the Company’s external manager resulting from the net increase in cost of invested capital resulting from the additional shares of DNB received as consideration, net of the derecognition of Optimal Blue.

(3)	Adjustment represents the net tax effects of the change in taxable income at the Company’s statutory tax rate.
(4)

Adjustment represents an increase of $11.1 million related to the removal of the Company’s historical equity in losses of Optimal Blue, partially offset by a decrease of $3.3 million related to the addition of equity in losses of DNB related to the Company’s increased ownership of DNB resulting from the shares of DNB received as consideration.

	Year ended December 31, 2020
	Historical Cannae	Adjustments for Optimal Blue Disposition (1)	Pro Forma Cannae
Revenues:
Restaurant revenue	$559.7	$—	$559.7
Other operating revenue	26.0	—	26.0

Total operating revenues	585.7	—	585.7
Operating expenses:
Cost of restaurant revenue	524.3	—	524.3
Other operating expenses (2)	249.9	43.3	293.2

Total operating expenses	774.2	43.3	817.5

Operating loss	(188.5)	(43.3)	(231.8)

Other income (expense):
Interest, investment and other income	17.2	—	17.2
Interest expense	(9.0)	—	(9.0)
Recognized gains, net (3)	2,362.2	307.0	2,669.2

Total other income	2,370.4	307.0	2,677.4

Earnings before income taxes and equity in earnings of unconsolidated affiliates	2,181.9	263.7	2,445.6
Income tax expense (4)	481.2	56.2	537.4

Earnings before equity in earnings of unconsolidated affiliates	1,700.7	207.5	1,908.2
Equity in earnings of unconsolidated affiliates (5)	59.1	9.2	68.3

Net earnings	1,759.8	216.7	1,976.5
Less: Net loss attributable to non-controlling interests	(26.4)	—	(26.4)

Net earnings attributable to Cannae Holdings, Inc. common shareholders	$1,786.2	$216.7	$2,002.9

Earnings per share
Net earnings per share, basic	$20.84		$23.37

Net earnings per share, diluted	$20.79		$23.32

Weighted Average Shares Outstanding
Weighted average shares outstanding Cannae Holdings, Inc. common stock, basic	85.7		85.7

Weighted average shares outstanding Cannae Holdings, Inc. common stock, diluted	85.9		85.9

(1)	All adjustments represent Transaction Accounting Adjustments as defined by Regulation S-X 11-02.
(2)

Adjustment represents $42.5 million for carried interest expense owed to the Company’s external manager and $0.8 million increase in the management fees payable to the Company’s external manager resulting from the net increase in cost of invested capital resulting from the additional investment in DNB, net of the derecognition of Optimal Blue.

(3)	Adjustment represents the estimated gain on the transaction calculated using the fair value of the consideration received in excess of the book value of the Company’s investment in Optimal Blue.
(4)	Adjustment represents the net tax effects of the change in taxable income at the Company’s statutory tax rate.
(5)

Adjustment represents an increase of $9.4 million related to the removal of the Company’s historical equity in losses of Optimal Blue, partially offset by a decrease of $0.2 million related to the addition of equity in losses of DNB related to the Company’s increased ownership of DNB resulting from the shares of DNB received as consideration.